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                                                                   EXHIBIT 23(j)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 22 to Registration Statement No. 33-31072 on Form N-1A of Lord Abbett Series Fund, Inc. of our report dated February 21, 2003 on the financial statements of Lord Abbett Series Fund, Inc. - Bond-Debenture Portfolio, Growth and Income Portfolio, International Portfolio and Mid-Cap Value Portfolio and to the references to us under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, all of which are part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, New York
April 10, 2003